EXHIBIT 10.4

FIRST AMENDMENT
TO
EMPLOYMENT AGREEMENT

This Amendment to the Employment Agreement, effective as of September 2, 2008 (the “Employment Agreement”), by and between AboveNet, Inc. (the “Company”) and John Jacquay (the “Employee”) is effective as of January 25, 2011 (this “Amendment”).

WHEREAS, the Company and the Employee are parties to the Employment Agreement, whose term is scheduled to expire on November 16, 2011 (the “Term”);

WHEREAS, the parties wish to extend the Term of the Employment Agreement to December 31, 2011;

WHEREAS, the parties also wish to clarify the terms of entitlement to the annual bonus being earned over the calendar year performance period; and

WHEREAS, the parties also wish to include the Chief Operating Officer within the list of persons to whom the Employee may be required to report;

NOW THEREFORE, the Employment Agreement is hereby amended as follows:

1.            Section 1(b) of the Employment Agreement shall read as follows:

(b) The term (the “Term”) of the Employee’s employment hereunder will commence on the Effective Date and, unless sooner terminated as provided in Section 6 hereof, will terminate at the end of the day on December 31, 2011.  The Term shall be automatically extended unless sooner terminated as provided herein, for successive additional one-year periods, unless at least 120 days prior to the end of Term, the Company or the Employee has notified the other that the Term will not be extended.

2.           The first sentence of Section 2(a) of the Employment Agreement is hereby amended by inserting the phrase “or, alternatively at the discretion of the Chief Executive Officer, the President or Chief Operating Officer of the Company (the “Superior”)” in place of “or alternatively, at the discretion of the Chief Executive Officer, the President of the Company (the “Superior”).”

3.            Section 3(b) of the Employment Agreement is hereby amended by adding the following to the end thereof:

In the event that the Employee is employed on December 31 of the calendar year in which the bonus is being earned, the Employee shall be entitled to receive the bonus payable with respect to such year, which bonus shall be determined following the close of such year and in all events paid by March 15th following the close of such year.

4.           All other provisions of the Employment Agreement shall remain in force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this First Amendment to Employment Agreement as of the date first set forth above.

ABOVENET, INC.

By:	/s/ Robert Sokota
Name: Robert Sokota
Title: SVP and General Counsel

EMPLOYEE

/s/ John Jacquay
John Jacquay